EXHIBIT 11


                            WORTHINGTON FOODS, INC.
                       COMPUTATION OF EARNINGS PER SHARE

                                                                       Years Ended December 31,
                                                                         1997, 1996 and 1995
                                                               --------------------------------------
                                                                  1997          1996          1995
                                                               ----------    ----------    ----------
Basic:
Weighted average number of common  shares outstanding.......   11,515,851    11,331,961    11,246,156
                                                               ==========    ==========    ==========

Net income                                                     $8,007,000    $7,393,000    $5,231,000
                                                               ==========    ==========    ==========

Earnings per share                                                  $0.70         $0.65         $0.47
                                                               ==========    ==========    ==========

Diluted:

Weighted average number of common shares outstanding........   11,515,851    11,331,961    11,246,156

Net effect of dilutive stock options based on treasury
stock method using average market price.....................      499,701       469,961       306,285
                                                               ----------    ----------    ----------

Weighted average number of common and common equivalent
shares used in computing earnings per share.................   12,015,552    11,801,922    11,552,441
                                                               ==========    ==========    ==========


Net income..................................................   $8,007,000    $7,393,000    $5,231,000
                                                               ==========    ==========    ==========

Earnings per share..........................................        $0.67         $0.63         $0.45
                                                               ==========    ==========    ==========




Note: All per share amounts have been adjusted to reflect the four-for-three share splits distributed in December, 1997 and December, 1996, and also the five-for-four share split distributed in December, 1995.































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